UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2005

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA		92056
(Address of principal executive offices)		(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2005, the Company entered into a contract with the National Cancer Institute, pursuant to which the Company will be providing laboratory support to the National Cancer Institute for the processing and storage of biomedical specimens of persons who are at a high risk for cancer. The term of the contract is from October 1, 2005 through September 30, 2010.

Under the contract, the Company will act as a repository for the approximately 2.9 million biological specimens currently stored by the Company for the National Cancer Institute, as well as additional biological specimens that will be provided by the National Cancer Institute to the Company during the term of the contract. The Company will also perform specified testing, services and clinical sample processing for the National Cancer Institute on these specimens.

This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN261200655000C. The total estimated dollar amount of this project is stated in the contract to be $14,102,584, all of which is expected to be financed with Federal money.

The foregoing summary is qualified in its entirety by reference to the contract, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2005	SERACARE LIFE SCIENCES, INC.

/s/ Craig A. Hooson
Craig A. Hooson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1†*	Award/Contract, dated as of September 30, 2005, by and between SeraCare Life Sciences, Inc. d/b/a SeraCare BioServices and the National Cancer Institute

99.1	Press release, dated October 6, 2005

†	Confidential treatment has been requested for a portion of this contract.
*	A schedule to this contract has not been included herewith but will be furnished supplementally to the Securities & Exchange Commission upon request.